As filed with the Securities and Exchange Commission on August 3, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S‑8
REGISTRATION STATEMENT UNDER THE
Securities Act of 1933

SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)		41-0617000 (I.R.S. Employer Identification No.)
11840 Valley View Road Eden Prairie, Minnesota 55344 (Address of principal executive offices, including zip code)
SUPERVALU INC. 2012 Stock Plan
(As Amended July 20, 2016)
(Full title of the plan)

Karla C. Robertson
Executive Vice President, General Counsel
and Corporate Secretary
SUPERVALU INC.
11840 Valley View Road
Eden Prairie, Minnesota 55344
(952) 828-4000

(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	10,000,000	$4.915	$49,150,000	$4,949.41

(1)
The number of shares being registered reflects shares of SUPERVALU INC. common stock issuable under the SUPERVALU INC. 2012 Stock Plan (As Amended July 20, 2016). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock that become issuable under the SUPERVALU INC. 2012 Stock Plan (As Amended July 20, 2016) pursuant to its anti-dilution provisions.

(2)
Estimated solely for calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated based on the average of the high and low sale prices per share of SUPERVALU INC. common stock as reported on the New York Stock Exchange on August 1, 2016.

SUPERVALU INC.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 10,000,000 shares of the Registrant’s common stock issuable pursuant to the SUPERVALU INC. 2012 Stock Plan (As Amended July 20, 2016) (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statements previously filed with the Securities and Exchange Commission on July 19, 2012 and July 31, 2014 relating to the Plan (File Nos. 333-182757 and 333-197760, respectively) are incorporated by reference herein, except as to the Items provided below.

PART II

Item 3.    Incorporation of Documents by Reference.

The following documents have been filed with the Securities and Exchange Commission (the “SEC”) by SUPERVALU INC. (“SUPERVALU” or the “Registrant”) and are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 27, 2016;

(b)	The Registrant’s Current Reports on Form 8-K filed on February 29, 2016, March 10, 2016, April 19, 2016, April 25, 2016, May 23, 2016, July 11, 2016 and July 22, 2016;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period (16 weeks) ended June 18, 2016; and

(d)
The description of the Registrant’s common stock contained in any registration statement or report filed by the Registrant under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.
Item 8.    Exhibits.

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 18, 2012).

4.2	Amended and Restated Bylaws, as amended and restated (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2016).

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney.

99.1	SUPERVALU INC. 2012 Stock Plan (As Amended July 20, 2016) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, State of Minnesota on August 3, 2016.

SUPERVALU INC.

By:	/S/ MARK GROSS
Mark Gross
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ MARK GROSS	President and Chief Executive Officer and Director	August 3, 2016
Mark Gross	(Principal Executive Officer)

/S/ BRUCE H. BESANKO	Executive Vice President, Chief Operating Officer and Chief Financial Officer	August 3, 2016
Bruce H. Besanko	(Principal Financial Officer)

/S/ SUSAN S. GRAFTON	Senior Vice President, Finance, and Chief Accounting Officer	August 3, 2016
Susan S. Grafton	(Principal Accounting Officer)

/S/ DONALD R. CHAPPEL*	Director
Donald R. Chappel

/S/ IRWIN S. COHEN*	Director
Irwin S. Cohen

/S/ PHILIP L. FRANCIS*	Director
Philip L. Francis

/S/ ERIC G. JOHNSON*	Director
Eric G. Johnson

/S/ MATHEW M. PENDO*	Director
Mathew M. Pendo

/S/ FRANCESCA RUIZ DE LUZURIAGA*	Director
Francesca Ruiz de Luzuriaga

/S/ WAYNE C. SALES*	Director
Wayne C. Sales

/S/ FRANK A. SAVAGE*	Director
Frank A. Savage

/S/ GERALD L. STORCH*	Director and Non-Executive Chairman
Gerald L. Storch

/S/ MARY A. WINSTON*	Director
Mary A. Winston

*Executed on August 3, 2016 on behalf of the indicated Directors by Karla C. Robertson, duly appointed Attorney-in-Fact.

By:	/S/ KARLA C. ROBERTSON
Karla C. Robertson
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 18, 2012).

4.2	Amended and Restated Bylaws, as amended and restated (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 25, 2016).

5.1	Opinion of Faegre Baker Daniels LLP.

23.1	Consent of Faegre Baker Daniels LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney.

99.1	SUPERVALU INC. 2012 Stock Plan (As Amended July 20, 2016) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 22, 2016).

II-4